                                                                  EXHIBIT (A)(3)


  THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR.

  IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF COMMON STOCK OF TRIANGLE PACIFIC CORP., PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED, FOR SUBMISSION TO THE PURCHASER OR TRANSFEREE.

                         NOTICE OF GUARANTEED DELIVERY
                                      TO
                         TENDER SHARES OF COMMON STOCK
                                      OF
                            TRIANGLE PACIFIC CORP.

                       PURSUANT TO THE OFFER TO PURCHASE
                              DATED JUNE 19, 1998
                                      BY
                           SAPLING ACQUISITION, INC.
                         A WHOLLY OWNED SUBSIDIARY OF
                       ARMSTRONG WORLD INDUSTRIES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share (the "Shares"), of Triangle Pacific Corp., a Delaware corporation (the "Company"), are not immediately available or time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

          By Mail:                                 By Hand:                          By Overnight Delivery:
  ChaseMellon Shareholder
      Services, L.L.C.
    Post Office Box 3301      ChaseMellon Shareholder Services, L.L.C. ChaseMellon Shareholder Services, L.L.C.
 South Hackensack, NJ 07606           120 Broadway, 13th Floor            85 Challenger Rd-Mail Drop-Reorg.
  Attn: Reorganization De-               New York, NY 10271                   Ridgefield Park, NJ 07660
          partment                Attn: Reorganization Department          Attn: Reorganization Department

             By Facsimile Transmission:           Confirm Receipt of Facsimile
          (For Eligible Institutions Only)               by Telephone:
                   (201) 329-8936                        (201) 296-4860

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  Shares may not be tendered pursuant to the Guaranteed Delivery Procedures.

Ladies and Gentlemen:

  The undersigned hereby tenders to Sapling Acquisition, Inc., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Armstrong World Industries, Inc., a Pennsylvania corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 19, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

 Number of Shares: ___________________ Name(s) of Record Holder(s): ________ Certificates No(s). (if available): _ _____________________________________
 _____________________________________    Address(es): ________________________
 _____________________________________    _____________________________________
 Check box if Share(s) will be            Area Code and Telephone Number(s): __
 tendered by Book-Entry Transfer          _____________________________________


   [_] The Depository Trust Company       Signature: __________________________

                                          Dated: ______________________________
 Account Number: _____________________
 Date: _______________________________

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the tendered Shares hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at the Depositary Trust Company with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the National Association of Securities Dealers Automated Quotation System, Inc. is open for business after the date hereof.

  The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _______________________    ___________________________________
 Address: ____________________________                (AUTHORIZED SIGNATURE)
 _____________________________________    Name: _____________________________
 _____________________________________                (PLEASE TYPE OR PRINT)
 _____________________________________    Title: ____________________________
                           (ZIP CODE)

 Area Code and Telephone Number: _____    Date: _____________________________

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


                                       3